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                                                                       Exhibit 5



                              DEBEVOISE & PLIMPTON
                                875 Third Avenue
                            New York, New York 10022

                                                                 January 5, 1995

American Standard Companies Inc.
One Centennial Avenue
P.O. Box 6820
Piscataway, New Jersey 08855-6820

                        American Standard Companies Inc.
                       Registration Statement on Form S-2
                          (Registration No. 33-56409)
                       ---------------------------------

Dear Sirs:

     We have acted as counsel to American Standard Companies, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-2 referenced above (as amended, the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to 14,500,000 shares (the "Firm Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock") being offered by the Company, and up to an additional 2,175,000 shares of Common Stock (together with the Firm Shares, the "Shares") that may be sold upon exercise of underwriters' over-allotment options.

     In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.
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American Standard
  Companies Inc.                       2                         January 5, 1995

     We are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in the manner described in the Registration Statement and in accordance with the terms of the underwriting agreement relating thereto, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part thereof. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

                                          Very truly yours,



                                          /s/ Debevoise & Plimpton